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                                                              Exhibit 10.4

November 6, 1997


Mr. Gordon A. Gardiner


Dear Gordon:

This letter will supersede my letter to you of November 3, 1997.

We are pleased to offer you the position of Executive Vice President, Chief Financial Officer, and Corporate Secretary for Data Dimensions, Inc. You will be located in Bellevue and will report directly to me. It is hoped that you will commence your employment on Monday December 1, 1997, or earlier, if practicable.

Your compensation package will consist of:

-    Monthly Salary of $16,666.67 (annual $200,000) paid bi-weekly as earned.

- You will be eligible for a performance bonus of up to $50,000.00 of your base annualized salary. This bonus will be predicated upon meeting mutually agreed upon performance objectives.

- Options to purchase 150,000 shares of Data Dimensions, Inc. common stock subject to the approval of the Board of Directors. The exercise price of the options will be based on the market close on the day you begin employment with Data Dimensions, Inc. The options will vest in quarters (25%), annually, on the anniversary date of your employment.

- In the event your employment is terminated for other than cause, your salary, benefits, and stock options will be extended for six months. In the event there is a change in Company ownership your salary and benefits will be extended for six months and your stock options will be completely vested.

- Company standard vacation, group medical and other benefits as outlined in the Employee Handbook (enclosed).
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There are other details to be discussed. I suggest you plan to meet with me before your official start date. Please schedule a convenient time with my assistant Carol Stockton.

Please indicate your acceptance by signing below and returning a copy to me.

Gordon, we look forward to working with you as we continue to make Data Dimensions a success.

Sincerely,

DATA DIMENSIONS, INC.


/s/  LARRY W. MARTIN
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Larry W. Martin
CEO and President

                             /s/Gordon A. Gardiner               11/6/97
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                                Gordon A. Gardiner